EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Corporate Communications: Lisa Gallegos (650) 312-3395
franklintempleton.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces First Quarter Results

San Mateo, CA, January 24, 2008 - Franklin Resources, Inc. (Franklin Templeton Investments) (NYSE: BEN) today announced net income of $518.3 million, or $2.12 per share diluted, on revenues of $1,685.6 million for the quarter ended December 31, 2007. In the quarter ended September 30, 2007, net income was $436.9 million, or $1.76 per share diluted, on revenues of $1,629.1 million. For the quarter ended December 31, 2006, net income was $426.8 million, or $1.67 per share diluted, on revenues of $1,427.8 million.

Operating income for the quarter ended December 31, 2007 was $635.7 million, as compared to $541.4 million for the prior quarter and $508.1 million for the quarter ended December 31, 2006. The company’s non-operating income for the quarter ended December 31, 2007 included $80.8 million of investment and other income, net, as compared to $86.0 million in the prior quarter and $71.1 million for the quarter ended December 31, 2006.

Total assets under management by the company’s subsidiaries were $643.7 billion at December 31, 2007, as compared to $645.9 billion at September 30, 2007 and $552.9 billion at December 31, 2006. Simple monthly average assets under management during the quarter ended December 31, 2007 were $651.5 billion, as compared to $627.3 billion in the preceding quarter and $533.1 billion in the same quarter a year ago. Equity assets comprised 59% of total assets under management at December 31, 2007, as compared to 60% of total assets under management at September 30, 2007 and December 31, 2006. Fixed-income assets comprised 22% of total assets under management at December 31, 2007, as compared to 21% of total assets under management at September 30, 2007 and December 31, 2006. Hybrid assets accounted for 18% of total assets under management at December 31, 2007, September 30, 2007 and December 31, 2006. Sales exceeded redemptions by $4.9 billion for the quarter ended December 31, 2007, as compared to $9.8 billion for the prior quarter and $10.0 billion for the comparable quarter a year ago.

Cash and cash equivalents were $2.9 billion at December 31, 2007, as compared to $3.6 billion at September 30, 2007. Stockholders’ equity was $7.0 billion at December 31, 2007, as compared to $7.3 billion at September 30, 2007. The company had 239.7 million shares of common stock outstanding at December 31, 2007, as compared to 245.5 million shares outstanding at September 30, 2007. During the quarter ended December 31, 2007, the company repurchased 6.5 million shares of its common stock for a total cost of $780.5 million.

On January 24, 2008, the company’s Board of Directors authorized the company to purchase, from time to time, up to an aggregate of 10.0 million shares of its common stock in either open market or off-market transactions. The size and timing of these purchases will depend on price, market and business conditions and other factors. The stock repurchase program is not subject to an expiration date. The new board authorization is in addition to the existing authorization, of which 1,371,118 shares remained available for repurchase at January 15, 2008. The company repurchased an aggregate of 7.9 million shares during the period October 1, 2007 to January 15, 2008. Shares repurchased under the program are retired.

Fiscal First Quarter 2008 Highlights

Global Business Developments1

(See important footnotes in “Supplemental Information” section at the end of this release.)

•

Franklin Resources, Inc. announced a 33.3% increase in its quarterly dividend over the dividend paid the prior quarter and the same quarter last year. The company has increased its annual dividend rate every year since 1981.

•

The Industrial and Commercial Bank of China, China’s largest commercial bank, selected Franklin Templeton Investments to manage its newest Qualified Domestic Institutional Investor fund for domestic Chinese retail and institutional investors.

•

The NJBEST college savings program, comprised of NJBEST 529 College Savings Plan – New Jersey and Franklin Templeton 529 College Savings Plan, offered by the State of New Jersey Higher Education Student Assistance Authority and managed and distributed by Franklin/Templeton Distributors, Inc., reported that collective assets in the plans surpassed $2 billion.

•	Franklin Templeton Investments introduced U.S.-registered Franklin Focused Core Equity Fund and Templeton International Bond Fund.
•	Franklin Templeton Investments launched Templeton Emerging Markets Smaller Companies Fund, a new SICAV (Sociétés d’Investissement à Capital Variable) fund.
•	Franklin Templeton Investments (India) launched Franklin Asian Equity Fund, a new open-end equity fund that leverages the expertise of local asset management teams in India, Korea and China.
•	In Germany, Templeton Asian Growth Fund and Templeton Global Bond Fund received the Feri Fund Award 2008 in their respective categories of Equities Asia ex Japan and Bonds Global Currencies.
•	In Austria, Geld magazine awarded the Austrian Fund of Funds Award to Franklin Templeton Strategic Income Fund for the Best Balanced Fund of Funds/Bonds-Oriented 2007 for the one-year period.
•	In Canada, DALBAR ranked Franklin Templeton Investments #1 among broker-distributed firms for English and French call center services.
•

Franklin Templeton Institutional expanded its U.S. Consultant Relations Team to provide enhanced regional coverage and capitalize on the increased recognition of FT Institutional’s capabilities among investment consultants.

•	Mutual Fund Education Alliance awarded Franklin Templeton Investments its STAR Award for Educational Brochure in the Large Company category.

Lipper Performance Rankings of Franklin Templeton’s U.S.-Registered Long-Term Mutual Funds1,2

FRANKLIN TEMPLETON3,4

Lipper Quartile	Period Ended December 31, 2007
	1-Year	3-Year	5-Year	10-Year
	Assets (%)	Assets (%)	Assets (%)	Assets (%)
1st & 2nd	49%	66%	79%	92%
3rd & 4th	51%	34%	21%	8%

FRANKLIN TEMPLETON EQUITY3,5

Lipper Quartile	Period Ended December 31, 2007
	1-Year	3-Year	5-Year	10-Year
	Assets (%)	Assets (%)	Assets (%)	Assets (%)
1st & 2nd	29%	51%	70%	88%
3rd & 4th	71%	49%	30%	12%

FRANKLIN TEMPLETON FIXED INCOME3,6

Lipper Quartile	Period Ended December 31, 2007
	1-Year	3-Year	5-Year	10-Year
	Assets (%)	Assets (%)	Assets (%)	Assets (%)
1st & 2nd	95%	99%	98%	99%
3rd & 4th	5%	1%	2%	1%

FRANKLIN EQUITY3,7

Lipper Quartile	Period Ended December 31, 2007
	1-Year	3-Year	5-Year	10-Year
	Assets (%)	Assets (%)	Assets (%)	Assets (%)
1st & 2nd	12%	73%	73%	84%
3rd & 4th	88%	27%	27%	16%

TEMPLETON EQUITY3,8

Lipper Quartile	Period Ended December 31, 2007
	1-Year	3-Year	5-Year	10-Year
	Assets (%)	Assets (%)	Assets (%)	Assets (%)
1st & 2nd	40%	19%	71%	89%
3rd & 4th	60%	81%	29%	11%

MUTUAL SERIES EQUITY3,9

Lipper Quartile	Period Ended December 31, 2007
	1-Year	3-Year	5-Year	10-Year
	Assets (%)	Assets (%)	Assets (%)	Assets (%)
1st & 2nd	50%	62%	62%	100%
3rd & 4th	50%	38%	38%	0%

FRANKLIN TEMPLETON TAXABLE FIXED INCOME3,10

Lipper Quartile	Period Ended December 31, 2007
	1-Year	3-Year	5-Year	10-Year
	Assets (%)	Assets (%)	Assets (%)	Assets (%)
1st & 2nd	94%	98%	92%	98%
3rd & 4th	6%	2%	8%	2%

FRANKLIN TEMPLETON TAX-FREE FIXED INCOME3,11

Lipper Quartile	Period Ended December 31, 2007
	1-Year	3-Year	5-Year	10-Year
	Assets (%)	Assets (%)	Assets (%)	Assets (%)
1st & 2nd	95%	100%	100%	100%
3rd & 4th	5%	0%	0%	0%

Performance quoted above represents past performance, which cannot predict or guarantee future results.

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements

Unaudited

(in thousands, except per share data and assets under management)	Three months ended December 31
	2007	2006	% Change
Operating Revenues
Investment management fees	$1,020,315	$831,890	23%
Underwriting and distribution fees	573,796	509,773	13%
Shareholder servicing fees	73,175	67,565	8%
Consolidated sponsored investment products income, net	2,904	837	247%
Other, net	15,401	17,750	(13%	)
Total operating revenues	1,685,591	1,427,815	18%
Operating Expenses
Underwriting and distribution	552,590	478,051	16%
Compensation and benefits	280,290	251,016	12%
Information systems, technology and occupancy	79,617	75,063	6%
Advertising and promotion	46,644	34,861	34%
Amortization of deferred sales commissions	44,551	33,747	32%
Other	46,170	47,007	(2%)
Total operating expenses	1,049,862	919,745	14%
Operating income	635,729	508,070	25%
Other Income (Expenses)
Consolidated sponsored investment products (losses) gains, net	(977)	30,286	N/A
Investment and other income, net	80,773	71,109	14%
Interest expense	(6,045)	(6,122)	(1%)
Other income, net	73,751	95,273	(23%)
Income before taxes on income	709,480	603,343	18%
Taxes on income	191,164	176,543	8%
Net income	$518,316	$426,800	21%

Earnings per Share
Basic	$2.15	$1.69	27%
Diluted	2.12	1.67	27%

Dividends per share	$0.20	$0.15	33%

Average Shares Outstanding (in thousands)
Basic	241,585	252,400	(4%)
Diluted	244,147	255,547	(4%)

Operating Margin[1]	38%	36%

Assets Under Management (in millions)
Beginning of period	$645,889	$511,330	26%
Sales	50,615	37,611	35%
Reinvested distributions	19,476	12,864	51%
Redemptions	(45,661)	(27,661)	65%
Distributions	(23,074)	(15,554)	48%
Dispositions[2]	—	(1,968)	(100%)
(Depreciation) appreciation	(3,500)	36,283	N/A
End of period	$643,745	$552,905	16%

Simple Monthly Average for Period	$651,478	$533,138	22%

1 Operating margin: Operating income divided by total operating revenues.

2 The quarter ended December 31, 2006 includes the divestiture of assets under management of a former subsidiary at October 1, 2006.

Franklin Resources, Inc.

Preliminary Condensed Consolidated Income Statements

Unaudited

(in thousands, except per share data, employees
and billable shareholder accounts)	Three months ended
	31-Dec-07	30-Sep-07	% Change	30-Jun-07	31-Mar-07	31-Dec-06
Operating Revenues
Investment management fees	$1,020,315	$963,316	6%	$927,843	$850,796	$831,890
Underwriting and distribution fees	573,796	577,762	(1%)	619,315	570,848	509,773
Shareholder servicing fees	73,175	71,035	3%	70,126	68,333	67,565
Consolidated sponsored investment products income, net	2,904	2,506	16%	3,134	1,327	837
Other, net	15,401	14,518	6%	19,393	17,702	17,750

Total operating revenues	1,685,591	1,629,137	3%	1,639,811	1,509,006	1,427,815

Operating Expenses
Underwriting and distribution	552,590	552,729	—%	595,905	533,946	478,051
Compensation and benefits	280,290	285,631	(2%)	275,516	268,471	251,016
Information systems, technology and occupancy	79,617	89,187	(11%)	79,735	73,953	75,063
Advertising and promotion	46,644	56,128	(17%)	52,358	46,035	34,861
Amortization of deferred sales commissions	44,551	45,935	(3%)	40,817	37,615	33,747
Other	46,170	58,139	(21%)	76,474	49,903	47,007

Total operating expenses	1,049,862	1,087,749	(3%)	1,120,805	1,009,923	919,745

Operating income	635,729	541,388	17%	519,006	499,083	508,070

Other Income (Expenses)
Consolidated sponsored investment products (losses) gains, net	(977)	(2,719)	(64%)	16,348	13,755	30,286
Investment and other income, net	80,773	86,034	(6%)	105,304	100,857	71,109
Interest expense	(6,045)	(4,971)	22%	(6,137)	(5,990)	(6,122)

Other income, net	73,751	78,344	(6%)	115,515	108,622	95,273

Income before taxes on income	709,480	619,732	14%	634,521	607,705	603,343
Taxes on income	191,164	182,824	5%	166,157	166,839	176,543

Net income	$518,316	$436,908	19%	$468,364	$440,866	$426,800

Earnings per Share
Basic	$2.15	$1.78	21%	$1.89	$1.75	$1.69
Diluted	2.12	1.76	20%	1.86	1.73	1.67

Dividends per share	$0.20	$0.15	33%	$0.15	$0.15	$0.15

Average Shares Outstanding (in thousands)
Basic	241,585	244,807	(1%)	247,858	251,763	252,400
Diluted	244,147	247,869	(2%)	251,305	255,160	255,547

Operating Margin[1]	38%	33%		32%	33%	36%

Employees	8,875	8,699	2%	8,665	8,337	8,211
Billable Shareholder Accounts (in millions)	21.2	20.4	4%	21.0	20.5	19.5

1 Operating margin: Operating income divided by total operating revenues.

ASSETS UNDER MANAGEMENT BY INVESTMENT OBJECTIVE

(in billions)	Three months ended
	31-Dec-07	30-Sep-07	% Change	30-Jun-07	31-Mar-07	31-Dec-06
Equity
Global/international	$286.1	$286.7	—%	$274.4	$248.7	$240.6
Domestic (U.S.)	95.8	100.5	(5%)	101.6	95.1	91.0
Total equity	381.9	387.2	(1%)	376.0	343.8	331.6
Hybrid	116.4	117.2	(1%)	112.7	105.0	98.7

Fixed-Income
Tax-free	59.3	59.0	1%	58.2	57.3	56.6
Taxable:
Global/international	47.2	43.0	10%	37.8	31.0	27.3
Domestic (U.S.)	31.5	31.8	(1%)	32.8	33.0	32.4
Total fixed-income	138.0	133.8	3%	128.8	121.3	116.3

Money Market	7.4	7.7	(4%)	6.5	5.9	6.3

Total Ending Assets	$643.7	$645.9	—%	$624.0	$576.0	$552.9

Simple Monthly Average Assets	$651.5	$627.3	4%	$605.5	$563.7	$533.1

ASSETS UNDER MANAGEMENT AND FLOWS

(in billions)	Three months ended
	31-Dec-07	30-Sep-07	% Change	31-Dec-06	% Change
Beginning Assets Under Management	$645.9	$624.0	4%	$511.3	26%
U.S. retail assets[1]
Beginning assets	$369.7	$366.5	1%	$307.2	20%

Sales	15.8	17.8	(11%)	17.8	(11%)
Reinvested distributions	16.7	1.2	—	11.5	45%
Redemptions	(15.6)	(16.0)	(3%)	(11.5)	36%
Distributions	(21.6)	(1.9)	—	(14.0)	54%
(Depreciation) appreciation	(2.9)	2.1	N/A	19.9	N/A

Ending assets	$362.1	$369.7	(2%)	$330.9	9%

Other assets, including international and institutional
Beginning assets	$276.2	$257.5	7%	$204.1	35%

Sales	34.8	34.8	—%	19.8	76%
Reinvested distributions	2.8	0.4	600%	1.4	100%
Redemptions	(30.1)	(26.8)	12%	(16.1)	87%
Distributions	(1.5)	(0.4)	275%	(1.6)	(6%)
Dispositions[2]	—	—	N/A	(2.0)	(100%)
(Depreciation) appreciation	(0.6)	10.7	N/A	16.4	N/A

Ending assets	$281.6	$276.2	2%	$222.0	27%

Total Ending Assets	$643.7	$645.9	—%	$552.9	16%

Total Assets Under Management
Beginning assets	$645.9	$624.0	4%	$511.3	26%
Sales	50.6	52.6	(4%)	37.6	35%
Reinvested distributions	19.5	1.6	—	12.9	51%
Redemptions	(45.7)	(42.8)	7%	(27.6)	66%
Distributions	(23.1)	(2.3)	904%	(15.6)	48%
Dispositions[2]	—	—	N/A	(2.0)	(100%)
(Depreciation) appreciation	(3.5)	12.8	N/A	36.3	N/A

Ending assets	$643.7	$645.9	—%	$552.9	16%

1 U.S. retail assets include institutional assets totaling approximately $39.1 billion that are invested in U.S. retail fund and annuity products. Total institutional and high net-worth assets at December 31, 2007 were approximately $202.5 billion, of which high net-worth assets comprised $11.5 billion.

2 The quarter ended December 31, 2006 includes the divestiture of assets under management of a former subsidiary at October 1, 2006.

ASSETS UNDER MANAGEMENT AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Three months ended
	31-Dec-07	30-Sep-07	31-Dec-06
Global/international equity
Beginning assets	$286.7	$274.4	$217.6

Sales	20.8	21.9	15.2
Reinvested distributions	11.3	0.1	7.1
Redemptions	(19.4)	(17.8)	(11.9)
Distributions	(12.3)	(0.1)	(8.1)
Dispositions[1]	—	—	(2.0)
(Depreciation) appreciation	(1.0)	8.2	22.7

Ending assets	286.1	286.7	240.6

Domestic (U.S.) equity
Beginning assets	100.5	101.6	84.4

Sales	4.0	4.7	4.4
Reinvested distributions	5.0	—	3.9
Redemptions	(4.8)	(4.4)	(3.6)
Distributions	(5.6)	(0.1)	(4.3)
(Depreciation) appreciation	(3.3)	(1.3)	6.2

Ending assets	95.8	100.5	91.0

Hybrid
Beginning assets	117.2	112.7	90.6
Sales	3.9	4.7	5.7
Reinvested distributions	2.0	0.6	1.1
Redemptions	(2.9)	(2.9)	(2.2)
Distributions	(2.9)	(0.9)	(1.5)
(Depreciation) appreciation	(0.9)	3.0	5.0

Ending assets	116.4	117.2	98.7

Tax-free income
Beginning assets	59.0	58.2	55.6

Sales	2.2	2.2	1.9
Reinvested distributions	0.4	0.4	0.4
Redemptions	(1.8)	(1.8)	(1.4)
Distributions	(0.7)	(0.6)	(0.6)
Appreciation	0.2	0.6	0.7

Ending assets	59.3	59.0	56.6

Taxable fixed-income
Beginning assets	74.8	70.6	56.8

Sales	10.5	10.3	6.8
Reinvested distributions	0.7	0.4	0.3
Redemptions	(7.9)	(8.5)	(4.9)
Distributions	(1.5)	(0.5)	(1.0)
Appreciation	2.1	2.5	1.7

Ending assets	78.7	74.8	59.7

Money market
Beginning assets	7.7	6.5	6.3

Sales	9.2	8.8	3.6
Reinvested distributions	0.1	0.1	0.1
Redemptions	(8.9)	(7.4)	(3.6)
Distributions	(0.1)	(0.1)	(0.1)
Depreciation	(0.6)	(0.2)	—

Ending assets	7.4	7.7	6.3

Ending Assets Under Management	$643.7	$645.9	$552.9

[1]	The quarter ended December 31, 2006 includes the divestiture of assets under management of a former subsidiary at October 1, 2006.

Conference Call Information

President and Chief Executive Officer of Franklin Resources, Inc., Greg Johnson, and Executive Vice President and Chief Financial Officer, Ken Lewis, will lead a live conference call on Thursday, January 24, 2008 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss Franklin Resources’ fiscal first quarter 2008 financial results and answer analysts’ questions.

Access to the teleconference will be available via franklintempleton.com 10 minutes before the start of the call or by dialing (877) 480-6346 in the U.S. or (706) 902-1906 internationally.

A replay of the call will be archived on the “Our Company” page of franklintempleton.com through February 8, 2008. The replay can also be accessed by calling (800) 642-1687 in the U.S. or (706) 645-9291 internationally using access code 30100275, after 5:30 p.m. Eastern Time on January 24, 2008, through 11:59 p.m. Eastern Time on February 8, 2008.

Questions regarding the teleconference call should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Corporate Communications at (650) 312-2245.

Franklin Resources, Inc. [NYSE:BEN] is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series and Fiduciary Trust investment teams. The San Mateo, CA-based company has 60 years of investment experience and over $643 billion in assets under management as of December 31, 2007. For more information, please call 1-800/DIAL BEN® or visit franklintempleton.com.

Supplemental Information

Investors should carefully consider a fund’s investment goals, risks, charges and expenses before investing. To obtain a prospectus, which contains this and other information, for any U.S.-registered Franklin Templeton fund, investors should talk to their financial advisors or call Franklin/Templeton Distributors, Inc. at 1-800/DIAL BEN® (1-800/342-5236). Please read the prospectus carefully before investing.

1.

Nothing in this press release shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction. Franklin/Templeton Distributors, Inc., One Franklin Parkway, San Mateo, CA, is the U.S.-registered funds’ principal distributor and a wholly owned subsidiary of Franklin Resources, Inc. The information on Global Business Developments is being provided for information purposes only.

2.

Lipper rankings for Franklin Templeton U.S.-registered mutual funds are based on Class A shares. Performance returns, ratings and rankings for other classes may vary. Franklin Templeton mutual funds are compared against a universe of all share classes.

3.

Lipper calculates averages by taking all of the funds and share classes in a peer group and averaging their total returns for the periods indicated. Lipper tracks 146 peer groups of U.S. retail mutual funds, and the groups vary in size from 2 to 943 funds. Lipper total return calculations include reinvested dividends and capital gains, but do not include sales charges or expense subsidization by the manager. Results may have been different if these or other factors had been considered.

4.

Source: Lipper® Inc., 12/31/07. Of the eligible Franklin Templeton long-term mutual funds tracked by Lipper, 42, 47, 48 and 49 funds ranked in the top quartile and 29, 20, 18 and 15 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

5.

Source: Lipper® Inc., 12/31/07. Of the eligible Franklin Templeton equity mutual funds tracked by Lipper, 18, 14, 11 and 15 funds ranked in the top quartile and 12, 10, 13 and 9 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

6.

Source: Lipper® Inc., 12/31/07. Of the eligible Franklin Templeton non-money market fixed income mutual funds tracked by Lipper, 24, 33, 37 and 34 funds ranked in the top quartile and 17, 10, 5 and 6 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

7.

Source: Lipper® Inc., 12/31/07. Of the eligible Franklin equity mutual funds tracked by Lipper, 12, 9, 6 and 7 funds ranked in the top quartile and 7, 6, 9 and 7 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

8.

Source: Lipper® Inc., 12/31/07. Of the eligible Templeton equity mutual funds tracked by Lipper, 5, 2, 3 and 3 funds ranked in the top quartile and 2, 1, 1 and 1 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

9.

Source: Lipper® Inc., 12/31/07. Of the eligible Mutual Series equity mutual funds tracked by Lipper, 1, 3, 2 and 5 funds ranked in the top quartile and 3, 3, 3 and 1 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

10.

Source: Lipper® Inc., 12/31/07. Of the eligible Franklin Templeton non-money market taxable fixed income mutual funds tracked by Lipper, 7, 4, 5 and 3 funds ranked in the top quartile and 2, 6, 4 and 4 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

11.

Source: Lipper® Inc., 12/31/07. Of the eligible Franklin Templeton non-money market tax-free fixed income mutual funds tracked by Lipper, 17, 29, 32 and 31 funds ranked in the top quartile and 15, 4, 1 and 2 funds ranked in the second quartile, for the one-, three-, five- and 10-year periods, respectively, for their respective Lipper peer groups.

Forward-Looking Statements:

The financial results in this press release are preliminary. Statements in this press release regarding Franklin Resources, Inc., which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

•	We are subject to extensive and often complex, overlapping and frequently changing rules, regulations and legal interpretations in the United States and abroad.
•

Regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our assets under management, increase costs and negatively impact our profitability and future financial results.

•

Our ability to maintain the beneficial tax treatment we anticipate with respect to non-U.S. earnings we have repatriated is based on current interpretations of the American Jobs Creation Act of 2004 (the “Jobs Act”) and timely and permitted use of such amounts in accordance with our domestic reinvestment plan and the Jobs Act.

•	Any significant limitation or failure of our software applications and other technology systems that are critical to our operations could constrain our operations.
•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.
•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.
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Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and net income.

•	Changes in the distribution channels on which we depend could reduce our revenues and hinder our growth.
•	The amount or mix of our assets under management are subject to significant fluctuations and could negatively impact our revenues and income.
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Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with earnings and income generated overseas.

•	Poor investment performance of our products could affect our sales or reduce the level of assets under management, potentially negatively impacting our revenues and income.
•	We could suffer losses in earnings or revenue if our reputation is harmed.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.
•	Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.
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Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

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Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

•	Our revenues, earnings and income could be adversely affected if the terms of our management agreements are significantly altered or these agreements are terminated by the funds we advise.
•	Diverse and strong competition limits the interest rates that we can charge on consumer loans.
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Civil litigation arising out of or relating to previously settled governmental investigations or other matters, governmental or regulatory investigations and/or examinations and the legal risks associated with our business could adversely impact our assets under management, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including our asset value, credit worthiness and the market value of our stock.

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